UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

Anzu Special Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (I.R.S. Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL (Address of principal executive offices)	33626 (Zip Code)

(202) 742-5870

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A common stock and one-third of one redeemable warrant	ANZUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ANZU	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50 per whole share	ANZUW	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On April 17, 2023, Anzu Special Acquisition Corp I, a Delaware corporation (“Anzu”), entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Anzu, Envoy Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Anzu (“Merger Sub”), and Envoy Medical Corporation, a Minnesota corporation (“Envoy”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Business Combination Agreement.

The Business Combination

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”):

(i) at the closing of the Business Combination (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Delaware General Corporation Law, as amended (“DGCL”) and the Minnesota Business Corporation Act (the “Minnesota Statutes”), Merger Sub will merge with and into Envoy, the separate corporate existence of Merger Sub will cease and Envoy will be the surviving corporation and a wholly owned, privately-held subsidiary of Anzu (the “Merger”);

(ii) as a result of the Merger, among other things, (a) each share of Envoy common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding (including Company Common Stock issued upon the exercise or conversion of Company Warrants, Company Convertible Notes or Company Preferred Stock) shall be canceled and converted into the right to receive a number of shares of Anzu’s Class A common stock, par value $0.0001 per share (the “Anzu Class A Common Stock”), equal to the Exchange Ratio (as calculated pursuant to the Business Combination Agreement), amounting to Aggregate Closing Merger Consideration of 15 million shares of Anzu Class A Common Stock (subject to adjustment as provided in the Business Combination Agreement); (b) each outstanding option to purchase shares of Company Common Stock will be cancelled in exchange for nominal consideration; (c) immediately prior to the effective time of the Merger, each outstanding Company Warrant will automatically, depending on the applicable exercise price, be canceled or exercised on a net exercise basis and converted into shares of Company Common Stock in accordance with its terms; and (d) immediately prior to the effective time of the Merger, each outstanding Company Convertible Note will automatically be converted into shares of Company Common Stock in accordance with its terms and

(iii) Anzu will change its name to “Envoy Medical, Inc.” (the “Post-Combination Company”), which will continue as the surviving public corporation after the Closing.

The Board of Directors of Anzu has (i) determined this Business Combination Agreement to be fair and in the best interests of Anzu and its stockholders, (ii) approved the Business Combination Agreement and the documents and transactions contemplated thereby, and (iii) recommended the approval and adoption by Anzu’s stockholders of the Business Combination Agreement and the transactions contemplated thereby.

Anzu Exchange Offer

The Business Combination Agreement provides that, concurrently with the effectiveness of the proxy statement / registration statement on Form S-4 to be filed by Anzu in connection with the Business Combination (the “Registration Statement”), Anzu will commence an exchange offer pursuant to which stockholders of Anzu that elect not to redeem their shares of Anzu Class A Common Stock in connection with the Business Combination may elect to exchange each share of Anzu Class A Common Stock for one share of Series A Preferred Stock (as described below) (the “Anzu Exchange Offer”). The Anzu Exchange Offer will close as soon as reasonably practicable following the completion of the Business Combination.

Company Bridge Note

In connection with the transactions contemplated by the Business Combination, concurrently with the execution and delivery of the Business Combination Agreement, Envoy has entered into a convertible promissory note (the “Company Bridge Note”) pursuant to which it may borrow from a stockholder of Envoy (the “Company Bridge Note Holder”) up to a maximum principal sum of $10,000,000. Contingent upon, and effective concurrently with, the PIPE Closing (as defined below), Anzu will issue shares of Series A Preferred Stock (as defined below) to the Company Bridge Note Holder in exchange for the Company Bridge Note (the “Company Bridge Financing”). The Company Bridge Note Holder will have certain customary registration rights, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggy back rights, pursuant to the A&R Registration Rights Agreement (as described below) with respect to any shares of Anzu Class A Common Stock issuable upon conversion of the Series A Preferred Stock.

Conditions to Closing

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective stockholders of Anzu and Envoy, (ii) effectiveness of the Registration Statement, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) receipt of approval for listing on The Nasdaq Stock Market or another national securities exchange of the shares of Anzu Class A Common Stock to be issued in connection with the Business Combination, (vi) that Anzu have at least $5,000,001 of net tangible assets remaining after giving effect to redemptions and the PIPE Investment (as defined below), (vii) the absence of any injunctions or laws prohibiting the Business Combination, (viii) the absence of a Company Material Adverse Effect or SPAC Material Adverse Effect, (ix) the aggregate number of shares of Envoy held by shareholders of Envoy who have demanded appraisal for such Envoy stock in accordance with the Minnesota Statues being less than 5% of the shares of Envoy’s capital stock outstanding at the record date for the Envoy shareholder meeting and (x) customary bringdown of the representations, warranties and covenants of the parties therein.

Covenants

The Business Combination Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, subject to certain exceptions, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Envoy to prepare and deliver to Anzu certain consolidated financial statements of Envoy, (iv) Anzu and Envoy jointly to prepare, and Anzu to file, a Registration Statement and take certain other actions to obtain the requisite approval of Anzu stockholders of certain proposals regarding the Business Combination and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by Anzu, Merger Sub and Envoy. The representations and warranties of the respective parties to the Business Combination Agreement will not survive the Closing.

No Solicitation

The Business Combination Agreement requires that during the period from the date of the Business Combination Agreement and continuing until the earlier (i) the Closing and (ii) the termination of the Business Combination Agreement, Envoy will not, and will cause its controlled affiliates, employees, agents, officers, directors and representatives not to, directly or indirectly, (a) solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group concerning (1) any sale of assets of Envoy, (2) the issuance or acquisition of the outstanding capital stock or other voting securities of Envoy, or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction, (b) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, a transaction concerning any sale of assets, issuance or acquisition of outstanding capital stock or voting securities, or any conversion, consolidation, merger, liquidation, dissolution or similar transaction, or (c) commence, continue or renew any due diligence investigation regarding any such transaction.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of Anzu and Envoy; (ii) by written notice by Anzu or Envoy if the Effective Time (as defined in the Business Combination Agreement) shall not have occurred prior to (x) September 30, 2023 or (y) December 31, 2023, if Anzu obtains the requisite approval of the its stockholders to extend the deadline for Anzu to consummate its initial business combination to such date (the “Outside Date”); (iii) by written notice by either Anzu or Envoy if any Governmental Authority of competent jurisdiction in the United States shall have enacted, issued, promulgated, enforced, or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination; (iv) by written notice by Anzu or Envoy, if certain approvals of the shareholders of Anzu, to the extent required under the Business Combination Agreement, are not obtained as set forth therein; (v) by written notice by Anzu if certain approvals of the stockholders of Envoy, to the extent required under the Business Combination Agreement, are not obtained within seventeen (17) business days after the Registration Statement has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and delivered or otherwise made available to stockholders; (vi) by written notice by Anzu upon a breach of any representation, warranty, covenant or agreement on the part of Envoy set forth in the Business Combination Agreement (subject to an opportunity to cure, if such violation or breach is capable of being cured); (vii) by written notice by Envoy upon a breach of any representation, warranty, covenant or agreement on the part of Anzu set forth in the Business Combination Agreement (subject to an opportunity to cure, if such violation or breach is capable of being cured); (viii) by written notice by Anzu if Envoy fails to deliver certain financial statements on or before April 30, 2023; (ix) by written notice by Anzu if the aggregate number of shares of Envoy held by shareholders of Envoy who have demanded appraisal for such Envoy stock in accordance with the Minnesota Statues equals or exceeds 5% of the shares of Envoy’s capital stock outstanding at the record date for the Envoy shareholder meeting; or (x) by written notice by either Anzu or Envoy if immediately following the Closing Anzu will not have $5,000,001 of net tangible assets remaining after giving effect to redemptions and the PIPE Investment.

The foregoing summary of the Business Combination Agreement is qualified in its entirety by reference to the text of the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties thereto made to each other as of the date of the Business Combination Agreement or other specific dates. The Business Combination Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Anzu, Envoy or any other party to the Business Combination Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Anzu’s public disclosures.

Certain Related Agreements

Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Anzu and Anzu SPAC GP I LLC, a Delaware limited liability company (the “Sponsor”), entered into a subscription agreement (the “Subscription Agreement”), providing that, among other things, the Sponsor has agreed to subscribe for and purchase, and Anzu has agreed to issue and sell to Sponsor, 1,000,000 shares of Anzu’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) at a price of $10.00 per share, for gross proceeds of $10,000,000, in a private placement to be consummated as promptly as practicable following the filing of the Certificate of Designation (as defined below), on the terms and subject to the conditions set forth in the Subscription Agreement (the “PIPE Investment”).

The Subscription Agreement will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (ii) upon the mutual written agreement of each of Anzu, the Sponsor and Envoy to terminate the Subscription Agreement, (iii) if the closing of the PIPE Investment (the “PIPE Closing”) has not occurred by such date other than as a result of a breach of the Sponsor’s obligations under the Subscription Agreement, upon the date that is 30 days after the Outside Date or (iv) if any of the conditions to the PIPE Closing set forth in the Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the PIPE Closing and, as a result thereof, the PIPE Investment will not be and is not consummated at the PIPE Closing.

The Sponsor will have certain customary registration rights, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggy back rights, pursuant to the A&R Registration Rights Agreement (as described below) with respect to any shares of Anzu Class A Common Stock issuable upon conversion of the Series A Preferred Stock.

The foregoing summary of the Subscription Agreement is qualified in its entirety by reference to the text of the Subscription Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Certificate of Designation

Designation of Series A Preferred Stock

The terms of the Series A Preferred Stock to be issued in connection with the Anzu Exchange Offer, the PIPE Investment and the Company Bridge Financing will be set forth in a Certificate of Designation to be filed with the Secretary of State of the State of Delaware immediately following the Closing (the “Certificate of Designation”).

Below is a summary description of the material rights, designations and preferences of the Series A Preferred Stock (all capitalized terms used in this section but not otherwise defined shall have the meanings assigned to them in the Certificate of Designation).

Dividend Rights; Liquidation Rights

The deemed original issuance price will be $10.00 per share of Series A Preferred Stock (the “Original Issuance Price”). The holders of Series A Preferred Stock (each, a “Series A Holder” and collectively, the “Series A Holders”) will be entitled to dividends (“Regular Dividends”) at the rate of 12% per annum on the Original Issuance Price. The Series A Holders will be also entitled to fully participate in any dividends or other distributions declared or paid on the Anzu Class A Common Stock (“Participating Dividends” and, together with Regular Dividends, “Dividends”). Regular Dividends will be payable in cash quarterly in arrears. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Post-Combination Company, senior to the Anzu Class A Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Post-Combination Company, each share of Series A Preferred Stock will be entitled to receive an amount equal to the greater of (i) the Original Issuance Price plus any accrued and unpaid Dividends on such share of Series A Preferred Stock up to, but excluding, the date of payment of such amounts and (ii) the amount a Series A Holder would have received had such Series A Holder, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Post-Combination Company, converted such share of Series A Preferred Stock into Anzu Class A Common Stock pursuant to the terms of the Certificate of Designation.

The Series A Preferred Stock will not be listed; however, the Post-Combination Company must maintain sufficient authorized shares of Anzu Class A Common Stock to permit the shares of Series A Preferred Stock to be voluntarily (at the sole discretion of the holder) or mandatorily (subject to certain conditions) converted to shares of Anzu Class A Common Stock, which the Post-Combination Company will list on the same exchange as where the shares of Anzu Class A Common Stock issued in connection with the Closing are listed.

Conversion Rights

Each Series A Holder will have the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Anzu Class A Common Stock at a conversion price equal to $11.50 per share, subject to certain customary adjustments in the event of certain events affecting the price of the Anzu Class A Common Stock (the “Conversion Price”). The Post-Combination Company may mandatorily convert the Series A Preferred Stock to Anzu Class A Common Stock at the Conversion Price if, at any time commencing 90 days following the Closing, the closing price per share of Anzu Class A Common Stock is greater than $15.00 for any 20 trading days within any 30-trading day period.

The foregoing summary of the Certificate of Designation is qualified in its entirety by reference to the text of the form of Certificate of Designation, which is attached as Exhibit B to the Business Combination Agreement and incorporated herein by reference.

Sponsor Support Agreement

Anzu and the Sponsor, concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Sponsor Support and Forfeiture Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, (i) subject to and upon the Closing, forfeit 10,010,000 shares of Anzu’s Class B common stock, par value $0.0001 per share (the “Anzu Class B Common Stock”) less the Retained Sponsor Shares, (ii) subject to and upon the Closing, to forfeit all of the 12,500,000 outstanding Anzu private placement warrants, each exercisable for one share of Anzu Class A Common Stock, held by the Sponsor, (iii) to vote 10,010,000 shares of Anzu Class B Common Stock held by the Sponsor (the “Covered Shares”), or approximately 70.3% of the issued and outstanding shares of Anzu Class A Common Stock and Anzu Class B Common Stock as of the date of the Sponsor Support Agreement, in favor of the approval and adoption of the Business Combination Agreement, the Merger and all other Transactions, (iv) to appear at such meeting or otherwise cause the Covered Shares to be counted as present at the Anzu stockholder meeting for purposes of constituting a quorum, and (v) to vote the Covered Shares against any proposals which are in competition with or materially inconsistent with, the Business Combination Agreement, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. “Retained Sponsor Shares” means an amount of Anzu Class B Common Stock equal to (a) 4,500,000 shares in the aggregate, minus (b) the Expense Excess Shares, if any; provided, however, that the Sponsor shall exchange 2,500,000 of the Retained Sponsor Shares for shares of Series A Preferred Stock in connection with the Anzu Exchange Offer (the “Exchange”). “Expense Excess Shares” means an amount of Anzu Class B Common Stock equal to the quotient obtained by dividing (x) the excess, if any, of (i) the Unpaid SPAC Transaction Expenses over (ii) the Anzu Transaction Expenses Cap, by (y) $10.00.

The foregoing summary of the Sponsor Support Agreement is qualified in its entirety by reference to the text of the Sponsor Support Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Shareholder Support Agreements

On April 17, 2023, Anzu entered into Shareholder Support Agreements (the “Shareholder Support Agreements”), by and among Anzu, Envoy and executives, directors and certain 5% or greater shareholders of Envoy (the “Key Shareholders”). Pursuant to the Shareholder Support Agreements, the Key Shareholders, who collectively own approximately 40.1% of the issued and outstanding shares of Company Common Stock on a fully diluted basis as of the date of the Shareholder Support Agreement, agreed to, among other things, vote (i) in favor of the Business Combination Agreement and the transactions contemplated thereby; (ii) to authorize and approve any amendment or amendments to Envoy’s Articles of Incorporation or other organizational documents of Envoy that are reasonably necessary for purposes of effecting the transactions contemplated by the Business Combination Agreement, and (iii) against, and withhold consent with respect to, (a) any issuance or acquisition of shares of capital stock or other equity securities of Envoy, merger, purchase of all or substantially all of Envoy’s assets or other business combination transaction involving Envoy (other than the Business Combination Agreement), (b) any change in the business, management or board of directors of Envoy (other than in connection with the Business Combination) and (c) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of Envoy’s covenants, agreements or obligations under the Business Combination Agreement, (y) result in any of the conditions to the Closing set forth in the Business Combination Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of the Business Combination Agreement or any of the transactions contemplated thereby.

The foregoing summary of the Shareholder Support Agreements is qualified in its entirety by reference to the text of the Shareholder Support Agreements, the form of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

The Business Combination Agreement contemplates that, at the Closing, Anzu, the Sponsor, certain shareholders of Envoy and certain other stockholders of Anzu will enter into an Amended and Restated Registration Rights and Lock-Up Agreement (the “A&R Registration Rights Agreement”), pursuant to which Anzu will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Anzu Class A Common Stock and other equity securities of Anzu that are held by the parties thereto from time to time. In certain circumstances, various parties to the A&R Registration Rights Agreement will also be entitled customary demand and/or piggyback registration rights, in each case subject to certain limitations set forth in the A&R Registration Rights Agreement. In addition, the A&R Registration Rights Agreement provides that the Post-Combination Company will pay certain expenses relating to such registrations and indemnify the security holders against certain liabilities. The rights granted under the A&R Registration Rights Agreement supersede any prior registration, qualification or similar rights of the parties with respect to Anzu securities, and all such prior agreements shall be terminated.

Additionally, under the A&R Registration Rights Agreement, the Sponsor and certain shareholders of Envoy who are parties thereto have agreed not to transfer their shares of Anzu Class A Common Stock, except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing for a period of six (6) months thereafter, subject to the terms and conditions contemplated by the A&R Registration Rights Agreement.

The foregoing summary of the A&R Registration Rights Agreement is qualified in its entirety by reference to the text of the A&R Registration Rights Agreement, the form of which is included as Exhibit A of the Business Combination Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Forward Purchase Agreement

On April 17, 2023, prior to entering into the Business Combination Agreement, Anzu, Envoy (for purposes of the Forward Purchase Agreement, the Post-Combination Company, following the Business Combination, together with Anzu prior to the Business Combination, as the case may be, are referred to in this section as the “Counterparty”), and Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO” and, together with MSOF and MCP, collectively the “Seller”) entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). All capitalized terms used in this section but not otherwise defined shall have the meanings assigned to them in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to purchase through a broker in the open market, following the period for making redemption elections and prior to the Closing, shares of Anzu Class A Common Stock from holders of Anzu Class A Common Stock (other than Anzu or affiliates of Anzu) including from holders who have previously elected to redeem their Anzu Class A Common Stock (such purchased shares of Anzu Class A Common Stock, the “Shares”) pursuant to the redemption rights set forth in Anzu’s Amended and Restated Certificate of Incorporation, as amended (the “Governing Documents”) in connection with the Business Combination (such holders, “Redeeming Holders”). Excluding the shares of Anzu Class A Common Stock transferred to Seller as the Share Consideration (as defined below), the aggregate total number of Shares (the “Number of Shares”) will in no event be more than 4,300,000 Shares (the “Maximum Number of Shares”). The Number of Shares is subject to reduction as described under “Optional Early Termination” in the Forward Purchase Agreement. Seller also may transfer any Shares as needed to beneficially own no more than 9.9% of the total number of shares of Anzu Class A Common Stock outstanding on a post-combination basis.

The Forward Purchase Agreement provides that no later than the earlier of (a) one (1) business day after the Closing and (b) the date any assets from Anzu’s trust account are disbursed in connection with the Business Combination (the “Prepayment Date”), Seller shall be paid directly, out of the funds held in Anzu’s trust account, an amount (the “Prepayment Amount”) equal to the product of (i) the redemption price per share indicated to investors ahead of Anzu’s redemption notice deadline (the “Redemption Price”) and (ii) the Number of Shares less (y) 50% of the Prepayment Shortfall (as discussed below). On the Prepayment Date, in addition to the Prepayment Amount, the Counterparty shall transfer a number of shares of Anzu Class A Common Stock to the Seller equal to the product of (x) the Number of Shares and (y) 2.00% (such shares of Anzu Class A Common Stock, the “Share Consideration”), which Share Consideration shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares under the Forward Purchase Agreement, and Seller shall have no obligations with respect to such Share Consideration in connection with the Forward Purchase Agreement, other than to sell them pursuant to an effective FPA Registration Statement (as discussed below) or an available exemption under the Securities Act.

The Counterparty has agreed to file a registration statement with the SEC registering the resale of the Shares, the Shortfall Sale Shares, the Share Consideration, the Shortfall Warrants and the Shortfall Warrant Shares (the “FPA Registration Statement”) under the Securities Act within forty-five (45) days following the Closing. From time to time following the Closing and only after the effectiveness of the FPA Registration Statement (the “FPA Registration Statement Effective Date”), Seller may, at its discretion, sell Shares without a payment obligation to the Counterparty (the “Shortfall Sales”) until such time as the gross proceeds from such Shortfall Sales equal 1% of the product of (x) the Number of Shares and (y) the Redemption Price (the “Prepayment Shortfall”). At such time that the amount of gross proceeds generated from Shortfall Sales is equal to the Prepayment Shortfall, Counterparty shall retain an amount equal to 50% of the Prepayment Shortfall on the Prepayment Date and Seller shall pay the remaining 50% of the Prepayment Shortfall on the on the earlier of (a) the FPA Registration Statement Effective Date and (b) the first OET Date (as discussed below) and at such time the Seller may not make any additional Shortfall Sales. The Seller in its sole discretion may request warrants of the Counterparty exercisable for shares of Anzu Class A Common Stock in an amount equal to (i) 4,300,000 shares of Anzu Class A Common Stock less (ii) the Number of Shares specified in the Pricing Date Notice (“Shortfall Warrants” and the shares of Anzu Class A Common Stock underlying the Shortfall Warrants, the “Shortfall Warrant Shares”). The Shortfall Warrants will (i) have an exercise price equal to the Reset Price, (ii) expire on June 30, 2024 and (iii) not provide for cashless exercise or net share settlement. The Form of Shortfall Warrant shall be agreed upon by the parties to the Forward Purchase Agreement within 45 days of the date of the Forward Purchase Agreement.

From time to time and on any date following the Closing (any such date, an “OET Date”), Seller may also, at its discretion, terminate the transaction in whole or in part so long as Seller provides written notice to Counterparty which shall specify the quantity by which the Number of Shares is to be reduced (the “Terminated Shares”). The Counterparty shall be entitled to an amount per Terminated Share equal to the product of (x) the number of Terminated Shares multiplied by (y) the Reset Price (as defined below), with the remainder of the proceeds going to the Seller. Following the Closing, the reset price (the “Reset Price”) will initially be the per share Redemption Price, but will be adjusted on the first scheduled trading day of each week (each a “Reset Date”) commencing with the first week following the thirtieth day after the Closing to the lower of (a) the per share Redemption Price and (b) the volume weighted average price (“VWAP Price”) of the shares of Anzu Class A Common Stock of the week immediately prior to the applicable Reset Date, but not lower than $4.00; provided, however, that the Reset Price may be further reduced to the price at which the Counterparty sells, issues or grants any shares of Anzu Class A Common Stock or securities convertible or exchangeable into shares of Anzu Class A Common Stock (other than as otherwise contemplated by a business combination agreement relating to the Business Combination).

The maturity date will be the earliest to occur of (a) the later of (x) June 30, 2024 and (y) the 365th day following the Closing and (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (not earlier than the day such notice is effective) after the occurrence of a (x) Seller VWAP Trigger Event or (y) Delisting Event (the “Maturity Date”). Upon the occurrence of the Maturity Date, the Counterparty is obligated to pay to Seller an amount equal to the product of (1) (a) the Number of Shares as set forth in the initial Pricing Date Notice less (b) the number of Terminated Shares, multiplied by (2) $0.25 or, if Counterparty elects to provide the Maturity Consideration in shares of Anzu Class A Common Stock as described in the following sentence, $0.50 (the “Maturity Consideration”). At the Maturity Date, the Counterparty will be entitled to deliver the Maturity Consideration to Seller in cash or in shares of Anzu Class A Common Stock (other than in the case of a Delisting Event, in which case it will be at the election of the Seller). If paid in shares of Anzu Class A Common Stock, the number of shares of Anzu Class A Common Stock shall be based on the average daily VWAP Price over 30 trading days ending on the Maturity Date, to the extent the shares of Anzu Class A Common Stock used to pay the Maturity Consideration are freely tradeable by Seller. If such shares of Anzu Class A Common Stock used to pay the Maturity Consideration are not freely tradeable by Seller, the Counterparty shall pay to Seller an additional amount equal to the product of (a) three (3) multiplied by (b) the (i) the Number of Shares as set forth in the initial Pricing Date Notice less (ii) the number of Terminated Shares (the “Penalty Shares”), provided that if such Penalty Shares become freely tradeable by Seller within 45 days after the Maturity Date, the Seller shall return to Counterparty such number of Penalty Shares that are valued in excess of Maturity Consideration based on the 10-day VWAP ending on the date that such Shares become freely tradeable by Seller.

The Maturity Date may be accelerated by Seller, at its discretion, and the Counterparty shall pay Seller Break-up Consideration (as defined below) if a Delisting Event occurs.

The Forward Purchase Agreement may be terminated if (a) a business combination agreement relating to the Business Combination is terminated prior to the Closing or (b) if a business combination agreement relating to the Business Combination is not executed by April 30, 2023. If the Forward Purchase Transaction is terminated after the Closing, or is terminated and the Business Combination is later consummated, and except if due to a material breach by Seller, Anzu and Envoy, jointly and severally, will be obligated to pay Seller’s actual out-of-pocket reasonable and documented fees, costs and expenses relating to the Forward Purchase Transactions in an amount not to exceed $50,000 (the “Break-up Consideration”).

The Counterparty has agreed to indemnify and hold harmless Seller, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Seller sells any Shares it owns) and reimburse each of the Indemnified Parties for their reasonable expenses (including reasonable attorney’s fees) within thirty (30) days, upon written request, for any reasonable legal or other expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

Seller has agreed to waive any redemption rights with respect to any Shares in connection with the Business Combination. Such waiver may reduce the number of shares of Anzu Class A Common Stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 17, 2023, Anzu and certain institutional investors, including Arena Capital Advisors, LLC and Fir Tree Partners (collectively, the “Forward Purchasers”), terminated the forward purchase agreements dated December 6, 2021, by and between Anzu and the Forward Purchasers, which were filed as Exhibits 10.1 and 10.2 to Anzu’s Current Report on Form 8-K filed with the SEC on December 7, 2021.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Investment, the Company Bridge Financing and the Forward Purchase Agreement is incorporated by reference in this Item 3.02. As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Subscription Agreement, Anzu has agreed to issue shares of Series A Preferred Stock to the Sponsor at the Closing, under the terms of the Company Bridge Notes, Anzu has agreed to issue shares of Series A Preferred Stock to the Company Bridge Note Holder at the Closing and, under the terms of the Forward Purchase Agreement, Anzu has agreed to issue the Shares, the Shortfall Sale Shares, the Share Consideration, the Shortfall Warrants and the Shortfall Warrant Shares to the Seller. The shares of Series A Preferred Stock to be issued in connection with the PIPE Investment and the Company Bridge Financing and the Shares, the Shortfall Sale Shares, the Share Consideration, the Shortfall Warrants and the Shortfall Warrant Shares to be issued in connection with the Forward Purchase Agreement will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof, provided by Section 4(a)(2) of the Securities Act. The shares of Series A Preferred Stock will be convertible into shares of Anzu Class A Common Stock on the terms set forth in the Certificate of Designation.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the Business Combination, the Business Combination Agreement and certain agreements in connection therewith. The forward-looking statements contained in this Current Report on Form 8-K reflect Anzu’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Anzu does not guarantee that the transactions and events described will happen as described (or that they will happen at all). In particular, there can be no assurance that the Business Combination will close in a timely manner or at all or that the Forward Purchase Agreement will not be terminated early as a result of the foregoing. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; the outcome of any legal proceedings that may be instituted against Envoy or Anzu, the Post-Combination Company or others following the announcement of the Business Combination; the inability of the Seller to acquire the Number of Shares contemplated by the Forward Purchase Agreement; the amount of redemptions by Anzu’s public stockholders in connection with the Business Combination; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Envoy or Anzu or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Envoy as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Post-Combination Company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; Envoy’s estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; any downturn or volatility in economic conditions; changes in the competitive environment affecting Envoy or its customers, including Envoy’s inability to introduce new products or technologies; the impact of pricing pressure and erosion; supply chain risks; risks to Envoy’s ability to protect its intellectual property and avoid infringement by others, or claims of infringement against Envoy; the possibility that Envoy or Anzu may be adversely affected by other economic, business and/or competitive factors; Envoy’s estimates of its financial performance; and other risks and uncertainties set forth in the section entitled “Risk Factors” in Anzu’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 3, 2023 and in other reports Anzu files with the SEC. If any of these risks materialize or Anzu’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Anzu’s good faith beliefs, they are not guarantees of future performance. Anzu disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Current Report on Form 8-K, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Anzu.

Additional Information and Where to Find It

In connection with the Business Combination, Anzu and Envoy intend to prepare, and Anzu intends to file a Registration Statement containing a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to Anzu’s stockholders in connection with Anzu’s solicitation of proxies for the vote by Anzu’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in connection with the Business Combination. When available, Anzu will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Business Combination. This Current Report on Form 8-K is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Anzu will send to its stockholders in connection with the Business Combination. Investors and security holders are urged to read, when available, the preliminary proxy statement/prospectus in connection with Anzu’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination.

Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by Anzu or Envoy with the SEC may be obtained, once available, free of charge at the SEC’s website at www.sec.gov.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Anzu through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Anzu and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Anzu’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Anzu’s stockholders in connection with the Business Combination will be in the Registration Statement, including a proxy statement/prospectus, when it is filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Anzu’s directors and officers in Anzu’s filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of Anzu for the Business Combination. These documents can be obtained free of charge at the SEC’s website at www.sec.gov.

Envoy and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Anzu in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement/prospectus for the Business Combination when available.

No Offer or Solicitation

This Current Report on Form 8-K relates to the Business Combination and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, or an exemption therefrom, and otherwise in accordance with applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of April 17, 2023, by and among Anzu Special Acquisition Corp I, Envoy Merger Sub, Inc. and Envoy Medical Corporation.

10.1	Subscription Agreement, dated as of April 17, 2023, by and among Anzu Special Acquisition Corp I and Anzu SPAC GP I LLC.

10.2	Sponsor Support and Forfeiture Agreement, dated as of April 17, 2023, by and among Anzu SPAC GP I LLC, Anzu Special Acquisition Corp I and Envoy Medical Corporation.

10.3	Form of Shareholder Support Agreement, dated as of April 17, 2023, by and among Anzu Special Acquisition Corp I, Envoy Medical Corporation and certain shareholders of Envoy Medical Corporation named on the signature pages thereto.

10.4	Forward Purchase Agreement, dated as of April 17, 2023, by and among Anzu Special Acquisition Corp I, Envoy Medical Corporation, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANZU SPECIAL ACQUISITION CORP I

Date: April 18, 2023	By:	/s/ Dr. Whitney Haring-Smith
	Name:	Dr. Whitney Haring-Smith
	Title:	Chief Executive Officer